UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event Reported): September 16, 2024 (September 12, 2024)
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MercadoLibre, Inc.
(Exact name of Registrant as specified in Charter)
Commission file number 001-33647
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Delaware	98-0212790
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification Number)
WTC Free Zone
Dr. Luis Bonavita 1294, Of. 1733, Tower II
Montevideo, Uruguay , 11300
(Address of registrant’s principal executive offices) (Zip Code)
(+598) 2-927-2770
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”) is saddened to announce that Mr. Mario Vázquez, one of the directors of the Company, died on August 3, 2024. Mr. Vázquez had been a director since 2008 and served as Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. He made substantial contributions to the Company and will be deeply missed by all who have worked with him all these years at MercadoLibre, his family, friends and colleagues.

Due to Mr. Vázquez’s death, the Board currently consists of 8 members, of which 6 are independent, and the Audit Committee currently consists of 2 members. Under NASDAQ Listing Rule 5605, the Company is required to have a majority of its directors be independent. Additionally, the Audit Committee must consist of at least 3 directors, all of which must be independent, subject to a cure period for temporary vacancies.

On August 19, 2024, the Board appointed Mr. Richard Sanders, a current member of the Board, to the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, filling the vacancies resulting from the passing of Mr. Vázquez.

On September 12, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously approved the appointment of Mr. Stelleo Tolda as a Class I director of the Company, to serve from September 12, 2024 until the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. In addition, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Tolda to the Audit Committee in reliance of NASDAQ Listing Rule 5605(c)(2)(B). The Board’s decision was based on its finding that the exceptional and limited circumstances contemplated by NASDAQ Listing Rule 5605(c)(2)(B) were present and justified the appointment of Mr. Tolda to the Audit Committee, and that appointing Mr. Tolda would be in the best interest of the Company and its shareholders. The Board’s determination was based, in part, on (i) the fact that the unanticipated vacancy would have otherwise left the Audit Committee with only two members, (ii) Mr. Tolda’s unique combination of expertise and education, including institutional knowledge and familiarity with the Company and the industries in which it operates and (iii) the belief by the Board that Mr. Tolda’s prior service as an officer of the Company will not compromise his ability to exercise independent judgment as a member of the Audit Committee.

Mr. Tolda, 56, most recently served as an advisor to the Company from April 2022 until September 12, 2024, providing strategic guidance and insight to the leadership team, pursuant to which Mr. Tolda was paid a gross fee of $10,000 per month. Other than the foregoing, there are no transactions involving the Company and Mr. Tolda that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Prior to his role as an advisor, Mr. Tolda served as a senior vice president and as the Company’s country manager of Brazil from 1999 to 2009. In that role he guided the Company to its current position as the leading e-commerce marketplace in Brazil. Mr. Tolda was the Company’s Executive Vice President and Chief Operating Officer from April 2009 until August 2019. He then served as the Company’s Commerce President, from August 2020 to March 2022, where he focused on the transition of his role during Q1 of 2022. Before joining the Company, Mr. Tolda worked at Lehman Brothers Inc. in the United States in 1999, and at Banco Pactual and Banco Icatu in Brazil, from 1996 to 1997 and 1994 to 1996, respectively. He currently serves as a director of Diagnósticos da America S.A. (BVMF: DASA). From 2020 until 2023, he served as a director of Arco Educação (NASDAQ: ARCE). Mr. Tolda holds a master’s in business administration from Stanford University, a master’s degree and bachelor’s degree in mechanical engineering, also from Stanford University, and a certificate in financial accounting from Harvard Business School (Online).

There were no arrangements or understandings pursuant to which Mr. Tolda was elected as a director, and there are no related party transactions between the Company and Mr. Tolda reportable under Item 404(a) of Regulation S-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCADOLIBRE, INC.
Registrant

Date: September 16, 2024	By:	/s/ Martín de los Santos
Martín de los Santos
Chief Financial Officer